Exhibit 99.1

CADENCE BANCORPORATION

Disclaimers

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the "Risk Factors" referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identify of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; and the amount of nonperforming and classified assets we hold. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Certain of the financial measures and ratios we present are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. More information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the comparable GAAP financial measures, is included in our earnings release and in the appendix to this presentation.

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Cadence Bank, N.A. Member FDIC

Key Investment Highlights Well Positioned in Attractive Markets in Texas and the Southeast Proven Business Model Focused on Client Relationships, High Touch, and Personal Service Middle Market C&I focus, Texas franchise and Specialized Industries Drive Growth Mid-Sized Bank with Large Bank Skill Set and Talent Disciplined Underwriting and Well Established Risk Management Framework Attractive Run-Rate Core Profitability and Return Profile Respected Veteran Management Team and Board of Directors 3 Cadence Bank, N.A. Member FDIC

Executive Management Team – Proven & Experienced [Graphic Appears Here] 4 Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged Board of Directors Name Title Age Experience ? CEO of Cadence Bancorporation Paul B. Murphy, Jr. Chairman / CEO 57 ? Co-Founder and former CEO of Amegy bank ? Former Chairman/CEO J.P. Morgan Chase, Chase Manhattan, Chemical Bank William B. Harrison, Jr. Director 73 ? Member of the J.P. Morgan International Council, Advisory Board member of the Aurora Capital Group, the Advisory Board of Chilton Investment Company, and the Advisory Board of Spencer Stuart ? CEO Perella Weinberg Robert K. Steel Director 65 ? Former NYC Deputy Mayor, CEO of Wachovia, US Treasury Under Secretary, Goldman Sachs Vice-Chairman and Head of Equities in Europe ? Co-founder and managing partner of Sageview Capital Scott M. Stuart Director 57 ? Former Partner and part of investment committee at KKR ? Former investment banker in the M&A group at Lehman Brothers ? Founding Partner and Managing Director at Main Management ? Previous U.S. Ambassador to Switzerland and Liechtenstein J. Richard Fredericks Director 71 ? Montgomery Securities, Shuman, Agnew & Company, Dean Witter —17 time All American bank analyst at Montgomery Securities ? Former non-executive Chairman and former Vice Chairman for Finance and Risk Senior Marc J. Shapiro 69 Management of J.P. Morgan Chase Advisory Director ? Former CEO Texas Commerce Bank ? COO of the Morgan Group Stanley D. Levy Advisory Director 53 ? Former Managing Director in J.P. Morgan Chase’s Real Estate and Lodging Investment Banking Group 5 Cadence Bank, N.A. Member FDIC

A Franchise Evolved FORMATION 2009 Community Bancorp, LLC (n/k/a Cadence Bancorp, LLC) Board of Directors and management team formed Intent to buy/recap distressed banks in need of capital and management October 2010 Fund Closing $1bn committed capital raise Patient, long-term investors consisting largely of university endowments and pension funds [Graphic Appears Here] Cadence Bank, N.A. Starkville, MS-based $1.5bn in assets 38 branches 126-yr history [Graphic Appears Here] Superior Bank, N.A. Birmingham, AL-based $2.6bn in assets 73 branches 54-yr history FDIC Loss Share Agreement Encore Bank, N.A. Houston, TX-based $1.6bn in assets 12 branches Linscomb & Williams Encore Trust Town & Country Insurance June 2014 ?$245mm issuance May 2014 Investment Grade Rating Kroll Bond Rating Agency Balance Sheet Initiatives Loan Sales ?$36mm in 2014 ?$133mm in 2015 ?$336mm in 2016 Branch / Deposit Sales 2 branches, $31mm in 2014 7 branches, $258mm in 2015 debt January 2016 ? Terminated April 2016 Superior Bank loss ? $172.5mm March 2015 share agreement Initial Public ? $50mm debt issuance Offering 6 Cadence Bank, N.A. Member FDIC

Mission, Values and Vision [Graphic Appears Here] Our Mission … Our Core Values … ? Do Right: Do right by others. Your customers, To deliver a better banking your colleagues and yourself. experience for every client. ? Own It: Own your actions. Be as accountable for Our Vision … We will design for them. Respond to them. what works as what doesn’t. Doers are those And learn from them. We will ignite our who try new approaches. And every step forward To be one of the talented team to relentlessly pursue the eventually becomes the path for others to follow. top performing banks most innovative products and best services ? Embrace We: Nothing is more powerful than in the nation. and practices in all we do. We will utilize what comes from bringing together a diverse technology to deliver timely and superior group of passionate professionals committed to their colleagues, customers and community. solutions for our customers. We will be a bank our customers will be proud of. We ? Fresh Thinking Welcome Here: Achieving our will be the bank to get it right. vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. 7 Cadence Bank, N.A. Member FDIC

Attractive Markets – Diverse and Complementary

$ in billions

Commentary

- Markets with large, growing populations
- Texas is the 2nd largest economy among U.S. states and 10th largest global economy
- Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment
- Birmingham, Tampa and Huntsville are established and stable Southeast markets
- Southeast markets provide steady growth and high quality funding to complement our Texas franchise

Review of Largest MSAs

MSA	Deposits	# of Branches	Mkt. Share	Population (mm)	Dep. CAGR Since 2012	Deposits in Market
Houston	$ 2.5	11	1.2 %	6.9	82.0 %	$ 208.4
Birmingham	2.2	10	5.5	1.2	43.8	39.9
Tampa	0.8	8	1.3	3.1	29.3	61.4
Sarasota	0.3	3	1.5	0.8	4.9	19.3
Huntsville	0.3	4	3.6	0.5	3.1	7.5
Other Markets	1.6	30	–	–	0.7	91.3
Total	$ 7.7	66	–	–	25.6 %	$ 427.8

Projected Population Growth[1]



0.7 %
1.0 %
1.7 %
0.4 %
1.3 %
1.4 %
0.9 %
U.S.
Cadence
Houston
Birmingham
Tampa
Sarasota
Huntsville

Year Over Year GDP Growth[2]



2.5 %
2.7 %
4.6 %
2.1 %
2.7 %
4.1 %
2.0 %
U.S.
Cadence
Houston
Birmingham
Tampa
Sarasota
Huntsville

8

Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and SNL Financial; market data as of June 30, 2016
Note: Cadence aggregate demographic data shown based on a deposit weighted average of all MSAs where Cadence has a branch location.
[1] Projection period is January 2017 to January 2022 (compound annual growth rate).
[2] Year over year GDP growth is as of September 27, 2016.

Cadence Bank, N.A. Member FDIC

Houston’s Attractive Growth Outlook $ in millions Diversified Economy Houston Population Growth (000s) [Graphic Appears Here] [Graphic Appears Here] 9 Source: U.S. Department of Labor, U.S. Census data from Nielsen, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes. Cadence Bank, N.A. Member FDIC Note: Historical U.S. and Texas growth rates shown as CAGRs.

Financial Highlights

$ in thousands, except per share and unless otherwise indicated

		1Q17	YoY Comparison[1] $	YoY Comparison[1] %	QoQ Comparison[1] $	QoQ Comparison[1] %
Income Statement	Net interest income	$ 74.8	$ 7.5	*11%*	$ 2.3	*3%*
	Noninterest income	24.1	4.0	*20%*	1.7	*8%*
	Noninterest expense	54.3	(0.3)	*-1%*	1.1	*2%*
	Provision for credit losses	5.8	4.7	*45%*	(11.0)	*-211%*
	Net Income	26.1	10.8	*70%*	(2.9)	*-10%*
	Pre-tax, pre-provision net earnings[2]	44.5	11.2	*33%*	5.1	*13%*
	Earnings per Share	0.35	0.15	*75%*	(0.03)	*-8%*
Balance Sheet (PE)	Securities available-for-sale	$ 1,116.3	$ 82.9	*8%*	$ (23.1)	*-2%*
	Loans net of unearned income	7,561.5	677.1	*10%*	128.8	*2%*
	Total assets	9,720.9	719.5	*8%*	190.0	*2%*
	Deposits	7,841.7	473.0	*6%*	(175.0)	*-2%*
	Tangible common equity[2]	774.5	26.0	*3%*	26.7	*4%*
	Tangible book value per share[2]	10.33	0.35	*4%*	0.36	*4%*
Select Ratios (%)	NPLs / Total Loans	1.77 %	(0.04) %	*-2%*	(0.04) %	*-2%*
	ACL / Total Loans	1.17	(0.15)	*-11%*	0.06	*5%*
	Net charge-offs / Average Loans	(0.01)	(0.02)	*-67%*	0.21	*105%*
	Efficiency ratio[2]	54.95	6.87	*11%*	3.45	*6%*
	Net interest margin	3.46	0.14	*4%*	0.15	*5%*
	Return on average assets[3]	1.10	0.41	*59%*	(0.10)	*-8%*
	Return on average tangible common equity[2][3]	13.96	5.52	*65%*	(1.20)	*-8%*
	Tangible common equity ratio[2]	8.25	(0.39)	*-5%*	0.12	*1%*

[1] Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/17 vs. 3/31/16. QoQ represents 3/31/17 vs. 12/31/16.
[2] Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix
[3] Annualized for the three month periods

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Cadence Bank, N.A. Member FDIC

Proven Business Model & Long-Term Client Relationships Product Offering Segment Revenue Contribution¹ ? Commercial Banking —Corporate and middle market commercial and industrial —Specialized industries (restaurant, healthcare, technology) —Energy —Community and business banking Banking—Commercial real estate ? Retail Banking Business banking (serves 16,000 businesses) Mortgage and other consumer (serves 65,000 households) ? Private Banking 1Q17 Total Revenue : $ 103.4mm Banking Business Line Revenue Contribution ? Investment Management —Focus on the affluent and high net worth segments —Linscomb & Williams – 45 year history —Approximately $3.0bn of assets under management ? Trust Services —Personal and institutional trust services —Approximately $2.4bn of assets under administration Financial Services ? Insurance Services —Business and personal insurance products —Full range of insurance products (P&C, life, disability, etc.) 1Q17 Banking Segment Revenue : $ 91.3mm Focused on delivering high-touch, personalized service across our franchise; 130 relationship managers with an average of 20 years of experience 11 Note: Figures do not equal 100% due to rounding. Cadence Bank, N.A. Member FDIC 1 Excludes corporate overhead segment.

Broad-based Loan Growth $ in millions, unless otherwise indicated Highlights Broad-based increase in originated loans, with growth driven by: C&I (led by restaurant and general C&I, offset by net paydowns in energy, healthcare & other) and Consumer (residential real estate) Commercial focused—76% of total loans Markets remain active and pipelines attractive [Graphic Appears Here] Energy Loans /Total Loans 16.0% 15.2% 13.7% 12.6% 11.9% 1Q17 Loan Breakdown and Historical Comparison (1) % YoY QoQ 1Q17 (2) (3) (3) Total Comparison Comparison $ % $ % Commercial and Industrial (C&I) E&P $ 340 4% $ (204) -38% $ (32) -9% Midstream 470 6% 49 12% (2) 0% Energy Services 94 1% (42) -31% (1) -1% Energy sector 904 12% (197) -18% (36) -4% Restaurant industry 939 12% 264 39% 75 9% Healthcare 421 6% (48) -10% (24) -5% Services 1,283 17% 153 14% 55 5% Other 1,165 15% 209 22% (23) -2% Total C&I 4,713 62% 382 9% 48 1% Commercial Real Estate (CRE) Non-income producing 53 1% (33) -39% (18) -26% Income producing 1,043 14% 103 11% 41 4% Total CRE 1,095 14% 69 7% 23 2% Consumer Residential real estate 1,501 20% 199 15% 44 3% Other 70 1% (17) -19% 2 3% Total consumer 1,572 21% 183 13% 46 3% Small Business Lending 205 3% 43 26% 11 6% Gross Loans $ 7,585 100% $ 677 10% $ 128 2% Unearned income (24) 0 -2% 1 -5% Loans net of unearned income $ 7,561 $ 677 10% $ 129 2% 12 (1) Period End Financials. Cadence Bank, N.A. Member FDIC (2) Figures do not equal 100% due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/17 vs. 3/31/16. QoQ represents 3/31/17 vs. 12/31/16.

Improving Credit Quality $ in millions, unless otherwise indicated Highlights Provision for Credit Losses Net recovery of $250,000 in 1Q 2017 Originated portfolio past dues of 27 basis points 88% of all NPLs are energy, of which over 90% are performing in accordance with contractual terms While overall energy industry trends are generally stable to improving, risk in the portfolio remains elevated, particularly with respect to E&P [Graphic Appears Here] Nonperforming Assets(1) Net Charge Offs [Graphic Appears Here] 13 (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs Cadence Bank, N.A. Member FDIC

Stable Deposit Funding $ in millions, unless otherwise indicated Highlights 1Q17 Deposit Breakdown and Comparison ? Noninterest-bearing deposits at 3/31/17 increased to YoY QoQ 1Q17 % Total (1) (1) 24% of total deposits vs. 23% at 12/31/16 Comparison Comparison ? Declines in interest-bearing demand and jumbo CD Noninterest-bearing $ 1,872 24% $ 306 20% $ 31 2% Interest-bearing 4,289 55% 298 7% (253) -6% reflect seasonality of balances as well as mix shift Savings 183 2% 4 2% 2 1% Retail CD 675 9% (125) -16% 70 12% ? Good momentum in commercial treasury management Jumbo CD 823 10% (10) -1% (25) -3% Total Deposits $ 7,842 100% $ 473 6% $ (175) -2% line of business, both in new customer generation and existing customer expansion Memo: Brokered Deposits $ 1,065 14% $ (6) -1% $ 23 2% Deposit Growth Deposit Composition 1Q16 2Q16 3Q16 4Q16 1Q17 14 (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/17 vs. 3/31/16. QoQrepresents 3/31/17 vs. 12/31/16. Cadence Bank, N.A. Member FDIC

Improving Net Interest Margin $ in millions, unless otherwise indicated NIM, Yields & Costs Highlights [Graphic Appears Here] Net interest margin improved 15bp linked quarter to 3.46% Core deposit costs(1) were 46bp for 1Q17, an increase of only 2bp during the quarter, while earning asset yields were 4.04% in 1Q17, an increase of 16bp during the quarter Deposit betas were approximately 11% in the quarter, versus an existing modeling rate of approximately 70% 71% of the loan portfolio is floating rate, with 86% driven by 30/60/90 LIBOR Inherent asset sensitivity created by C&I business mix is partially offset by interest rate swaps, of which approximately $300 million mature at the end of each of 2017, 2018 and 2019 $(11) $(9) (2.7)% $ 0 (3.2)% -100bps 0 +100bps +200bps 15 (1) Core deposit costs include total deposits excluding brokered deposits. Cadence Bank, N.A. Member FDIC

Attractive Noninterest Income Platform $ in millions, unless otherwise indicated Highlights Noninterest Income Composition(1) Broad diversification of noninterest income sources Growth in 1Q17 driven by financial services revenue due to season incentives & positive capital markets with AUM reaching $5.4 billion at 3/31/17 Service charges increased 6% in the first quarter driven by retail deposit growth Mortgage banking was seasonally soft and further impacted by uncertainty in the rate environment Assets Under Management / Administration

Prudent Expense Management $ in millions, unless otherwise indicated Highlights Improved Efficiency Ratio(1) Efficiency ratio improvements reflect strong growth in organic revenue combined with an ongoing focus on efficiency and realization of inherent capacity within the organization 1Q17 expenses reflect broad-based expense discipline, partially offset by seasonal increases in payroll taxes, 401(k) contributions, and incentive accrual increases driven by increased corporate valuations Well Controlled Expenses Pre-tax, Pre-Provision Net Earnings(1) 17 (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix Cadence Bank, N.A. Member FDIC

Capital, Liquidity and Recent Developments $ in millions, unless otherwise indicated Recent Developments Cadence Bancorporation successfully launched and completed the IPO during 2Q17 Transaction Summary: Priced at $20 per share ($19—$21 filing range) 8.625 million primary shares offered (including shoe) Total deal size: $172.5 million Listed and first trade on the NYSE on April 13, 2017 Post-IPO Ownership: 10.3% New public ownership 89.7% Cadence Bancorp, LLC ownership Stock Performance & Valuation End of first day of trading (4/13/17) Closing price: $21.55 per share Change from offering price: + 8% Market Capitalization: $1.8 billion Capital Ratios Cadence Cadence Bancorporation Bank N.A. Amount Ratio Amount Ratio As of March 31, 2017 Tier 1 leverage $ 851 9.10% $ 1,062 11.37 % Common equity Tier 1 817 8.99 1,014 11.16 Tier 1 risk-based capital 851 9.36 1,062 11.69 Total risk-based capital 1,039 11.43 1,177 12.95 Loans to Deposits Ratio 18 Cadence Bank, N.A. Member FDIC

Our Strategy Going Forward ? Grow existing customer relationships and leverage proven team / capabilities to drive market share gains Organic ? Continue the strong momentum in our specialized lending businesses and add new industry verticals Loan Growth ? Attract and develop early career talent to drive incremental relationship and loan growth ? Grow retail deposits through optimized and focused branch footprint Grow Deposit ? Increase adoption of digital and mobile offering Franchise ? Leverage strong commercial relationships to grow treasury and cash management ? Continued expense discipline and focus on operating efficiency Operating ? Selectively invest in infrastructure and hire key people in anticipation of future growth Leverage ? Leverage sophisticated technology comparable to that offered by much larger banks ? Use strong commercial relationships to grow AUM/A in investment management and trust Fee Business ? Continue to build treasury and cash management business Opportunity ? Focus on products and services that complement our core banking business ? Focus is on organic growth, but may consider strategic, financially compelling, in-market opportunities Selective ? May consider opportunities that provide strong deposit funding, access to new markets or customers, M&A add new product capabilities and / or bolster our existing fee offering ? Over 180 in-market bank opportunities with $500mm—$3.0bn of assets¹ 19 ¹ Source: SNL Financial and regulatory filings. Cadence Bank, N.A. Member FDIC

The Cadence Value Proposition 1 Attractive Markets 2 Scalable Infrastructure 3 Quality Loan Growth 4 Proven Expense Discipline 5 Motivated and Focused Leadership Operating Leverage and Attractive Returns 20 Cadence Bank, N.A. Member FDIC

Appendix Cadence Bank, N.A. Member FDIC

Summary Balance Sheet Information $ in millions 1Q16 2Q16 3Q16 4Q16 1Q17 Assets Cash and Due from Banks $ 45.7 $ 57.4 $ 42.2 $ 48.0 $ 56.4 Fed Funds & Short Term Inv 212.3 326.9 385.7 200.9 259.8 Total Securities 1,081.7 1,022.5 1,073.3 1,181.3 1,174.1 Loans 6,884.4 7,162.0 7,207.3 7,432.7 7,561.5 Loans Held For Sale 158.9 14.3 19.4 17.8 43.4 Allowance for Credit Losses (90.8) (87.1) (91.2) (82.3) (88.3) Intangibles 337.5 335.9 334.2 332.7 331.5 Other Assets 371.8 389.9 473.1 399.7 382.7 Total Assets $ 9,001.5 $ 9,221.8 $ 9,444.0 $ 9,530.9 $ 9,720.9 Liabilities Total Deposits $ 7,368.7 $ 7,672.7 $ 7,917.3 $ 8,016.7 $ 7,841.7 Total Borrowings 482.6 334.2 332.8 331.7 682.6 Other Liabilities 64.1 98.9 82.2 101.9 90.7 Total Liabilities $ 7,915.5 $ 8,105.7 $ 8,332.2 $ 8,450.4 $ 8,615.0 Total Shareholders’ Equity $ 1,086.0 $ 1,116.1 $ 1,111.8 $ 1,080.5 $ 1,106.0 Liabilities and Shareholders’ Equity $ 9,001.5 $ 9,221.8 $ 9,444.0 $ 9,530.9 $ 9,720.9 22 Note: Balance sheet information reflect period end. Figures may not total due to rounding. Cadence Bank, N.A. Member FDIC

Summary Income Statement Information $ in millions 1Q16 2Q16 3Q16 4Q16 1Q17 Interest Income $ 80.6 $ 82.9 $ 84.7 $ 87.1 $ 89.6 Interest Expense 13.3 13.7 14.2 14.6 14.9 Net Interest Income $ 67.3 $ 69.2 $ 70.4 $ 72.5 $ 74.8 Noninterest Income 20.1 23.1 22.8 22.4 24.1 Total Revenue $ 87.4 $ 92.4 $ 93.2 $ 94.9 $ 98.9 Noninterest Expense 54.0 55.9 54.9 55.4 54.3 Pre-Tax Pre-Provision Earnings (1) $ 33.4 $ 36.5 $ 38.3 $ 39.5 $ 44.5 Provisions for Credit Losses 10.5 14.5 29.6 (5.2) 5.8 Pre-Tax Income $ 22.9 $ 22.0 $ 8.7 $ 44.7 $ 38.8 Income Taxes 7.6 7.2 2.1 15.7 12.6 Net Income $ 15.3 $ 14.8 $ 6.6 $ 29.0 $ 26.13 Note: Income Statement information reflect quarterly numbers. Figures may not total due to rounding. Cadence Bank, N.A. Member FDIC

(1)	Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix

Energy Loans Detail $ in millions 1Q16 2Q16 3Q16 4Q16 1Q17 Outstanding Balance Exploration & Production $ 543.7 $ 502.4 $ 444.7 $ 371.9 $ 339.5 Midstream 420.9 456.1 431.5 472.1 469.8 Energy Services 136.1 127.4 113.0 95.4 94.5 Total Energy Sector $ 1,100.6 $ 1,085.9 $ 989.3 $ 939.4 $ 903.9 Percent to total outstanding loans 16.0% 15.2% 13.7% 12.6% 11.9 % Allocated Allowance for Credit Losses (ACL) Exploration & Production $ 33.2 $ 21.1 $ 20.6 $ 13.0 $ 19.2 Midstream 2.3 2.5 2.6 5.9 5.8 Energy Services 5.5 6.8 8.7 5.7 6.0 Total Energy Sector $ 40.9 $ 30.4 $ 31.9 $ 24.6 $ 31.1 ACL as a Percentage of Outstanding Balances Exploration & Production 6.1% 4.2% 4.6% 3.5% 5.7% Midstream 0.5% 0.6% 0.6% 1.3% 1.2% Energy Services 4.0% 5.3% 7.7% 5.9% 6.4% Total Energy Sector 3.7% 2.8% 3.2% 2.6% 3.4% Nonperforming Loans Exploration & Production $ 146.3 $ 130.9 $ 118.5 $ 95.5 $ 102.6 Midstream 16.1 11.4 10.7 10.7 9.7 Energy Services 9.7 9.7 9.7 7.2 6.4 Total Energy Sector $ 172.1 $ 152.1 $ 138.9 $ 113.4 $ 118.6 Energy NPLs/ Energy outstanding loans 15.6% 14.0% 14.0% 12.1% 13.1% 24 Note: Figures may not total due to rounding. Cadence Bank, N.A. Member FDIC

Allowance for Credit Losses Rollforward $ in thousands 1Q16 2Q16 3Q16 4Q16 1Q17 Allowance for credit losses at beginning of period $79,783 $90,751 $87,147 $91,169 $82,268 Charge-offs Commercial real estate — ——Commercial and industrial—17,877 25,455 3,036 310 Consumer 306 187 1,413 187 241 Small business—142—699—Total Charge-Offs $ 306 $ 18,206 $ 26,868 $ 3,922 $ 551 Recoveries Commercial real estate 27 20 519 12 14 Commercial and industrial 634 22 675 118 532 Consumer 138 87 67 111 63 Small business 3 2 2 2 192 Total Recoveries $ 802 $ 131 $ 1,263 $ 243 $ 801 Net Charge-Offs -$496 $18,075 $25,605 $3,679 -$250 Provision for credit losses: Commercial real estate 1,568 392 (943) 372 438 Commercial and industrial 8,661 12,532 29,218 (6,629) 5,097 Consumer 55 86 1,300 65 211 Small business 188 1,461 52 970 40 Total Provision for Credit Losses $10,472 $14,471 $29,627 -$5,222 $5,786 Allowance for credit losses at end of period $90,751 $87,147 $91,169 $82,268 $88,304 25 Note: Figures may not total due to rounding. Cadence Bank, N.A. Member FDIC

Non-GAAP Measures and Ratio Reconciliation $ in millions 1Q16 2Q16 3Q16 4Q16 1Q17 Efficiency ratio Noninterest expenses (numerator) $ 54.0 $ 55.9 $ 54.9 $ 55.4 $ 54.3 Net interest income $ 67.3 $ 69.2 $ 70.4 $ 72.5 $ 74.8 Noninterest income $ 20.1 $ 23.1 $ 22.8 $ 22.4 $ 24.1 Operating revenue (denominator) $ 87.4 $ 92.4 $ 93.2 $ 94.9 $ 98.9 Efficiency ratio 61.8% 60.5% 58.9% 58.4% 55.0% Adjusted noninterest expenses and operating revenue Noninterest expense $ 54.0 $ 55.9 $ 54.9 $ 55.4 $ 54.3 Less: Branch closure expenses $ 0.1 $ 0.1 $ 0.1 $ 0.0 $ 0.0 Adjusted noninterest expenses $ 54.0 $ 55.8 $ 54.8 $ 55.3 $ 54.3 Net interest income $ 67.3 $ 69.2 $ 70.4 $ 72.5 $ 74.8 Noninterest income $ 20.1 $ 23.1 $ 22.8 $ 22.4 $ 24.1 Less: Securities gains, net $ 0.1 $ 1.0 $ 1.4 $ 1.3 $ 0.1 Adjusted operating revenue $ 87.4 $ 91.3 $ 91.8 $ 93.6 $ 98.8 Pre-tax, pre-provision net earnings Income before taxes $ 22.9 $ 22.0 $ 8.7 $ 44.7 $ 38.8 Plus: Provision for loan losses $ 10.5 $ 14.5 $ 29.6 $ (5.2) $ 5.8 Pre-tax, pre-provision net earnings $ 33.4 $ 36.5 $ 38.3 $ 39.5 $ 44.5 26 Note: Figures may not total due to rounding. Cadence Bank, N.A. Member FDIC

Non-GAAP Measures and Ratio Reconciliation, continued

$ in millions, unless otherwise indicated

	1Q16	2Q16	3Q16	4Q16	1Q17
Tangible common equity ratio					
Shareholders' equity	$ 1,086	$ 1,116	$ 1,112	$ 1,080	$ 1,106
Less: Goodwill and other intangible assets, net	$ (338)	$ (336)	$ (334)	$ (333)	$ (331)
Tangible common shareholders' equity	$ 748	$ 780	$ 778	$ 748	$ 775
Total assets	$ 9,001	$ 9,222	$ 9,444	$ 9,531	$ 9,721
Less: Goodwill and other intangible assets, net	$ (338)	$ (336)	$ (334)	$ (333)	$ (331)
Tangible assets	$ 8,664	$ 8,886	$ 9,110	$ 9,198	$ 9,389
Tangible common equity ratio	*8.6%*	*8.8%*	*8.5%*	*8.1%*	*8.3%*
Tangible book value per share					
Shareholders' equity	$ 1,086	$ 1,116	$ 1,112	$ 1,080	$ 1,106
Less: Goodwill and other intangible assets, net	(338)	(336)	(334)	(333)	(331)
Tangible common shareholders' equity	$ 748	$ 780	$ 778	$ 748	$ 775
Common shares issued (000s)	75,000	75,000	75,000	75,000	75,000
Tangible book value per share	*$ 9.98*	*$ 10.40*	*$ 10.37*	*$ 9.97*	*$ 10.33*
Return on average tangible common equity					
Average common equity	$ 1,069	$ 1,092	$ 1,119	$ 1,094	$ 1,091
Less: Average intangible assets	(339)	(337)	(335)	(334)	(332)
Average tangible common shareholders' equity	$ 731	$ 755	$ 783	$ 761	$ 759
Net income	$ 15.3	$ 14.8	$ 6.6	$ 29.0	$ 26.1
Return on average tangible common equity	*8.4%*	*7.9%*	*3.4%*	*15.2%*	*14.0%*

Note: Figures may not total due to rounding.

27

Cadence Bank, N.A. Member FDIC